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FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)           |__|

___________________________

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

(State of incorporation if not a U.S. national bank)	95-3571558 (I.R.S. employer identification no.)
700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

___________________________

Constellation Brands, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-0716709 (I.R.S. employer identification no.)

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Table of Additional Registrants

State or other jurisdiction of incorporation or organization	Exact name of registrant as specified in its charter	I.R.S. Employer Identification No.
New York	Constellation Wines U.S., Inc.	16-1462887
New York	Constellation Leasing, LLC	56-2596168
Delaware	Constellation Services LLC	26-4390211
Delaware	Franciscan Vineyards, Inc.	94-2602962
California	Allberry, Inc.	68-0324763
California	Cloud Peak Corporation	68-0324762
California	Mt. Veeder Corporation	94-2862667
Maryland	Constellation Beers Ltd.	36-2855879
Georgia	Constellation Brands of Georgia Inc.	58-1215938
Illinois	Constellation Canada Ltd.	36-4283446
Wisconsin	Constellation Beers of Wisconsin Ltd.	39-0638900
New York	Constellation Trading Company, Inc.	77-0644374
California	The Robert Mondavi Corporation	94-2765451
California	R.M.E., Inc.	94-2456957
California	Robert Mondavi Winery	94-1628339
California	Robert Mondavi Investments	68-0248575
California	Robert Mondavi Affiliates	68-0248574
California	Robert Mondavi Properties, Inc.	94-2750477
Delaware	Vincor Finance, LLC	20-0900018
Nevada	Vincor International Partnership	94-3374780
Delaware	Vincor International II, LLC	20-1723872
Delaware	Vincor Holdings, Inc.	98-0231249
California	R.H. Phillips, Inc.	68-0313739
Washington	The Hogue Cellars, Ltd.	91-1204814
New York	ALCOFI INC.	13-4103237
Delaware	Spirits Marque One LLC	13-4033806

207 High Point Drive Building 100 Victor, New York (Address of principal executive offices)	14564 (Zip code)

___________________________

Debt Securities

and Guarantees of Debt Securities

(Title of the indenture securities)

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1.	General information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.
Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219
Federal Reserve Bank	San Francisco, California 94105
Federal Deposit Insurance Corporation	Washington, D.C. 20429
(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No.

333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No.

333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-152875).
6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).
7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 25th day of June, 2009.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By: /S/ R. ELLWANGER
Name:	R. ELLWANGER

Title: ASSISTANT VICE PRESIDENT

(a)
(b)
(c)
(d)	EXHIBIT 7
(e)
(f)	Consolidated Report of Condition of
(g)	THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
(h)	of 700 South Flower Street, Suite 200, Los Angeles, CA 90017
(i)

(j)  At the close of business March 31, 2009, published in accordance with Federal regulatory authority instructions.

(k)
(l)
(m)	Dollar Amounts
(n)	in Thousands
(o)	ASSETS
(p)
(q)	Cash and balances due from
(r)	depository institutions:
(s)	Noninterest-bearing balances
(t)	and currency and coin	1,267
(u)	Interest-bearing balances
88,233
(v)	Securities:
(w)	Held-to-maturity securities	22
(x)	Available-for-sale securities	444,137
(y)	Federal funds sold and securities
(z)	purchased under agreements to resell:
(aa)	Federal funds sold	0
(bb)	Securities purchased under agreements to resell	0

7

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(cc)	Loans and lease financing receivables:
(dd)	Loans and leases held for sale	0
(ee)	Loans and leases,
(ff)	net of unearned income........................................	0
(gg)	LESS: Allowance for loan and
(hh)	lease losses......................................................	0
(ii)	Loans and leases, net of unearned
(jj)	income and allowance	0
(kk)	Trading assets	0
(ll)	Premises and fixed assets (including
(mm)	capitalized leases)	12,131
(nn)	Other real estate owned	0
(oo)	Investments in unconsolidated
(pp)	subsidiaries and associated
(qq)	companies	1
(rr)	Not applicable
(ss)	Intangible assets:
(tt)	Goodwill	876,153
(uu)	Other intangible assets	265,381
(vv)	Other assets	153,750
(ww)	Total assets	$1,841,075
(xx)
(yy)
(zz)
(aaa)
(bbb)
(ccc)
(ddd)

8

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(eee)
(fff)	LIABILITIES
(ggg)
(hhh)	Deposits:
(iii)	In domestic offices	1,807

(jjj) Noninterest-bearing....................................................................... 1,807

(kkk)	Interest-bearing............................................................................ 0
(lll)	Not applicable
(mmm)	Federal funds purchased and securities
(nnn)	sold under agreements to repurchase:
(ooo)	Federal funds purchased	0
(ppp)	Securities sold under agreements to repurchase	0
(qqq)	Trading liabilities	0
(rrr)	Other borrowed money:
(sss)	(includes mortgage indebtedness
(ttt)	and obligations under capitalized
(uuu)	leases)	268,691
(vvv)	Not applicable
(www)	Not applicable
(xxx)	Subordinated notes and debentures	0
(yyy)	Other liabilities	174,621
(zzz)	Total liabilities	445,119
(aaaa)	Minority interest in consolidated subsidiaries	0
(bbbb)
(cccc)	EQUITY CAPITAL
(dddd)

(eeee)  Perpetual preferred stock and related surplus..................................................................          0

Common stock	1,000

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(ffff)	Surplus (exclude all surplus related to preferred stock)	1,121,520
(gggg)	Retained earnings	269,980
(hhhh)	Accumulated other comprehensive
(iiii)	income	3,456
(jjjj)	Other equity capital components	0
(kkkk)	Total equity capital	1,395,956
(llll)	Total liabilities, minority interest, and equity capital	1,841,075
(mmmm)
(nnnn)

(oooo) I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

(pppp)
(qqqq)	Karen Bayz	)	Vice President
(rrrr)
(ssss)

(tttt)     We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

(uuuu)
(vvvv)
(wwww)	Troy Kilpatrick, MD	)
(xxxx)	Frank P. Sulzberger, MD	)	Directors (Trustees)
(yyyy)	William D. Lindelof, VP	)
(zzzz)

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